                                                                   Exhibit 99.2

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer. Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

----------------------------------------------------------------------------------------------------
                                                       Give the
For this type of account:                              SOCIAL SECURITY
                                                       number of--
----------------------------------------------------------------------------------------------------
1. An individual's account                             The individual

2. Two or more individuals                             The actual owner of the
   (joint account)                                     account or, if combined
                                                       funds, any one of the
                                                       individuals(1)

3. Husband and wife (joint                             The actual owner of the
   account)                                            account or, if joint
                                                       funds, either person(1)

4. Custodian account of a minor                        The minor(2)
   (Uniform Gift to Minors Act)

5. Adult and minor (joint account)                     The adult or, if the
                                                       minor is the only
                                                       contributor, the minor(1)

6. Account in the name of guardian or                  The ward, minor, or
   committee for a designated ward,                    incompetent person(3)
   minor, or incompetent person

7. a. The revocable savings trust account              The grantor-trustee(1)
      (grantor is also trustee)

   b. Any "trust" account that is not a                The actual owner(1)
      legal or valid trust under State law

8. Sole proprietorship account                         The owner(4)

----------------------------------------------------------------------------------------------------
                                                       Give the EMPLOYER
For this type of account:                              IDENTIFICATION
                                                       number of --
----------------------------------------------------------------------------------------------------
9. A valid trust, estate, or pension trust             The legal entity (do not
                                                       furnish the identifying
                                                       number of the personal
                                                       representative or trustee
                                                       unless the legal entity
                                                       itself is not designated
                                                       in the account title.)(5)

10. Corporate account                                  The corporation

11. Religious, charitable, or educational              The organization
    organization account

12. Partnership account held in the                    The partnership
    name of the business

13. Association, club, or other tax-                   The organization
    exempt organization

14. A broker or registered nominee                     The broker or nominee

15. Account with the Department                        The public entity
    of Agriculture in the name of a public
    entity (such as a State or local
    government, school district, or
    prison) that receives agricultural
    program payments
----------------------------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner. If the owner does not have an employer identification number, furnish the owner's social security number.
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME, THE NUMBER WILL
      BE CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER OF SUBSTITUTE FORM W-9
                                     Page 2
Obtaining a Number

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card (for resident individual), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), Form W-7 for International Taxpayer Identification Number (for alien individuals required to file U.S. tax returns) at an office of the Social Security Administration or the Internal Revenue Service.

To complete the Substitute Form W-9, if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Part 1, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

Payees Exempt from Backup Withholding

Payees specifically exempted from backup withholding on ALL payments include the following:*

  . A corporation.
  . A financial institution.
  . An organization exempt from tax under section 501(A), or an individual retirement plan or a custodial account under Section 403(b)(7).
  . The United States or any agency or instrumentality thereof.
  . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
  . A foreign government, a political subdivision, agency or instrumentality thereof.
  . An international organization or any agency, or instrumentality thereof. . A registered dealer in securities or commodities registered in the United
    States or a possession of the United States.
  . A real estate investment trust.
  . A common trust fund operated by a bank under section 584(a)
  . An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
  . An entity registered at all times during the year under the Investment
    Company Act of 1940.
  . A foreign central bank of issue.

 Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  . Payments to nonresident aliens subject to withholding under section 1441. . Payments to partnerships not engaged in a trade or business in the U.S.
    and which have at least one nonresident partner.

  . Payments of patronage dividends where the amount received is not paid in money.
  . Payments made by certain foreign organizations.
  . Payments made to a nominee.

 Payments of interest not generally subject to backup withholding include the following:

  . Payments of interest on obligations issued by individuals.

    Note: You may be subject to backup withholding if (i) this interest is $600 or more (ii) this interest is paid in the course of the payor's trade or business and (iii) you have not provided your correct taxpayer identi-fication number to the payor.

  . Payments of tax-exempt interest (including exempt-interest dividends un-
    der section 852).
  . Payments described in section 6049(b)(5) to non-resident aliens.
  . Payments on tax-free covenant bonds under section 1451.
  . Payments made by certain foreign organizations.
  . Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" IN PART 2, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYOR.

 Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup with-holding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

Privacy Act Notice.--Section 6109 requires most recipients of dividends, inter-est, or other payments to give taxpayer identification numbers to payors who must report the payments to IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Statements With Respect to Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information.--If you falsify certifications or affirmations you are subject to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE

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* Unless otherwise noted herein, all references relate to section numbers or references to the Internal Revenue Code and the regulations promulgated thereunder.